Press Release

FOR IMMEDIATE RELEASE	Contact: Tracy Egan
704.849.0860 x106

POKERTEK APPOINTS MARK ROBERSON AS CFO

Matthews, NC - October 19, 2007: PokerTek, Inc. (NASDAQ: PTEK), the industry pioneer and worldwide leader in automated poker tables and related software, is pleased to announce that Mark Roberson has joined the company as Chief Financial Officer, a move that strengthens the company’s management team during a period of accelerating growth.

“2007 has been a great year for PokerTek. Our casino business is growing and our amusement business is shipping trial units that are performing well,” said Chris Halligan, CEO of PokerTek. “As we continue to grow, Mark provides us with precisely what we need in a CFO. He’s a seasoned professional with solid financial skills, tremendous business acumen and a strong ability to help lead the company. I’m pleased to have Mark join our team.”

Mr. Roberson, 42, joins PokerTek from Baker & Taylor, Inc., a leading distributor of books and entertainment products with revenues in excess of $1.7 billion, where he served as Vice President and Controller and was responsible for all financial reporting and accounting functions. Prior to Baker & Taylor, Mr. Roberson held financial leadership positions at several large manufacturing organizations. He also served as an audit manager with Coopers & Lybrand LLP.

“PokerTek is an exciting opportunity for me,” said Mr. Roberson. “The company has great products, a strong team and a bright future.”

Mr. Roberson, a Certified Public Accountant, received his MBA from Wake Forest University in 2001 and undergraduate degrees in Economics and Accounting from Southern Methodist University and UNC-Greensboro, respectively. He and his family reside in Matthews, North Carolina.

About PokerTek, Inc.
PokerTek™, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro and PokerPro Heads-Up™, automated poker tables and related software applications developed to increase casino revenue, reduce expenses and attract new players into poker rooms. PokerTek entered the amusement space by introducing Heads-Up Challenge™, a heads-up poker table for bars and restaurants that targets adults who play for amusement only. PokerPro tables are located in the United States, Panama, Germany, the Philippines, Australia, South Africa and several major cruise lines. For more information, please visit the company's website at www.pokertek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.